Exhibit 10.37

SECOND AMENDMENT TO MASTER INTERCOMPANY FACILITY AGREEMENT

(Ripple Labs Inc. – Pathfinder Digital Assets LLC)

This Second Amendment to Master Intercompany Facility Agreement (this “Second Amendment”) is effective as of October 7, 2026 (the “Second Amendment Effective Date”), and amends that certain Master Intercompany Facility Agreement, dated as of November 6, 2025, between Ripple Labs Inc., a Delaware corporation (“Ripple” or the “Lender”), and Pathfinder Digital Assets LLC, a Delaware limited liability company (“Pathfinder” or the “Borrower,” and together with Ripple, the “Parties,” each, a “Party”), as amended by that certain Amendment to Revolving Loan Agreement effective as of February 11, 2026 (the “First Amendment” and, together with such Master Intercompany Facility Agreement, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to Section 1.01 and Section 3.01(1) of the Agreement, the Lender agreed to make available to the Borrower the Facility up to an aggregate principal limit of Seven Million United States Dollars (US$7,000,000);

WHEREAS, at the request of the Borrower, the Lender made an Advance of US$1,500,000 on or about June 11, 2026, an Advance of US$1,300,000 on or about August 3, 2026, and an Advance of US$1,000,000 on or about September 28, 2026 (together, the “Specified Advances”), which Specified Advances caused the cumulative amount of all Advances under the Facility to exceed such principal limit;

WHEREAS, in addition to cash Advances, the Lender has from time to time paid amounts to third parties on behalf of the Borrower and of Evernorth Holdings Inc., a Nevada corporation and the parent of the Borrower (the “Out-of-Pocket Payments”), and the Parties have agreed that the Out-of-Pocket Payments, and the US$100,000 funded by the Lender to an account of Evernorth Holdings Inc. in January 2026, are treated as Advances to the Borrower under the Facility and recorded in Schedule 1;

WHEREAS, the Parties wish to increase the principal limit of the Facility, to confirm that the Specified Advances constitute Advances under the Facility, to update Schedule 1 to reflect all Advances made as of the date of this Second Amendment, to conform the interest day-count convention to a 365-day year, to provide for repayment of the Facility in connection with the closing of the transactions contemplated by the Business Combination Agreement, and to make certain other clarifying changes, in each case as set forth herein; and

WHEREAS, Section 12.02 of the Agreement provides that the Agreement may be varied by a writing between the Parties.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	AMENDMENTS. Effective as of the Second Amendment Effective Date, the Agreement is hereby amended as follows:

(a)

Increase in Principal Limit. Each reference in Section 1.01 and Section 3.01(1) of the Agreement to “Seven Million United States Dollars (US$7,000,000)” is hereby deleted and replaced with “Ten Million United States Dollars (US$10,000,000)”.

(b)

Interest Day-Count. Section 5.01 of the Agreement is hereby amended by deleting the words “on the basis of a 360-day year” and replacing them with “on the basis of a 365-day year”. The Parties agree that this amendment shall apply to all Advances from the Effective Date of the Agreement, such that interest on each Advance (including each Advance made prior to the Second Amendment Effective Date) shall be calculated on the basis of a 365-day year for the actual number of days elapsed from the applicable Drawdown Date to, but not including, the date of repayment.

(c)

Schedule 1. Schedule 1 of the Agreement (as replaced by the First Amendment) is hereby deleted and replaced in its entirety with the Schedule 1 attached hereto as Exhibit A. For the avoidance of doubt, each Out-of-Pocket Payment listed in Part (A)(II) and (III) of Schedule 1 shall be deemed an Advance made on the date of disbursement set forth opposite such item for all purposes of the Agreement, including the accrual of interest under Section 5.01.

(d)	Payoff at BCA Closing. The following is hereby added as a new Section 6.05 of the Agreement:

“Section 6.05 Payoff at BCA Closing. Not later than two (2) Business Days prior to the BCA Closing Date, the Lender shall deliver to the Borrower a written statement (which may be by email) of the aggregate principal amount of all Advances outstanding and all accrued and unpaid interest thereon, calculated to the anticipated date of payment (the “Payoff Amount”). The Parties acknowledge that the Advances recorded in Schedule 1 are intended to correspond to the “Ripple Expenses” set forth in the statement delivered by the Lender pursuant to Section 3.2(b) of the Business Combination Agreement. Payment of the Payoff Amount to the Lender in immediately available funds, whether made by the Borrower, by or on behalf of the SPAC or Evernorth Holdings Inc. (including from the trust account of the SPAC) or otherwise in accordance with the closing funds flow for the transactions contemplated by the Business Combination Agreement, shall constitute repayment in full of the Facility for all purposes of this Agreement. To the extent the Payoff Amount is not paid in full on the BCA Closing Date, the unpaid balance shall remain payable by the Borrower in accordance with Section 6.01.”

(e)	Termination upon Repayment. The following is hereby added as a new Section 7.02 of the Agreement:

“Section 7.02 Termination upon Repayment. Upon the repayment in full by or on behalf of the Borrower of all outstanding Advances, together with all accrued and unpaid interest thereon and all other amounts then due and payable under this Agreement (including pursuant to Section 6.05), the Facility and this Agreement shall automatically terminate without further action by either Party; provided that Sections 8.02(2), 12.03 and 12.10 shall survive any such termination.”

(f)

Title of Agreement. The Parties acknowledge that the agreement referred to in the First Amendment as the “Revolving Loan Agreement” is the Agreement (titled “Master Intercompany Facility Agreement”), and all references in the First Amendment to the “Revolving Loan Agreement” shall be deemed to be references to the Agreement.

2.

CONFIRMATION OF SPECIFIED ADVANCES; LIMITED WAIVER. The Parties acknowledge and agree that each Specified Advance was requested by the Borrower, was disbursed by the Lender to the bank account designated by the Borrower, and constitutes an Advance under the Facility for all purposes of the Agreement (including, without limitation, the accrual of interest under Section 5.01 from the applicable Drawdown Date and repayment under Section 6.01). The Lender hereby waives any Event of Default under Section 11.01 of the Agreement arising solely from the making of Advances (including the Specified Advances) in excess of the principal limit of the Facility in effect prior to the Second Amendment Effective Date or from any failure of the Borrower to deliver a Drawdown Notice in respect of any Advance. The foregoing waiver is limited to the matters expressly set forth in this Section 2 and shall not constitute a waiver of any other term of the Agreement or of any other Event of Default, whether now existing or hereafter arising.

3.

REAFFIRMATION. The Borrower hereby (a) reaffirms its obligations under the Agreement, as amended by this Second Amendment, (b) acknowledges that, as of the date hereof, the aggregate principal amount of Advances outstanding is as set forth in Schedule 1 and is owing without defense, counterclaim or offset, and (c) represents and warrants that the representations and warranties set forth in Section 9.01(1) of the Agreement are true and correct in all material respects as of the date hereof as if made on such date.

4.

EFFECT OF AMENDMENT. Except as expressly provided in this Second Amendment, all terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed. From and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Agreement as amended by the First Amendment and this Second Amendment. To the extent there is a conflict between this Second Amendment and the Agreement, the terms of this Second Amendment shall govern. This Second Amendment constitutes a writing between the Parties for purposes of Section 12.02 of the Agreement.

5.

GOVERNING LAW; COUNTERPARTS. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, and Section 12.04 of the Agreement shall apply to this Second Amendment mutatis mutandis. This Second Amendment may be executed in any number of counterparts (including by electronic signature), each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Second Amendment as of the date first above written.

RIPPLE
RIPPLE LABS INC.

By:	/s/ Evelyn Blank
Name:	Evelyn Blank
Title:	VP, FP&A

PATHFINDER
PATHFINDER DIGITAL ASSETS LLC

By:	/s/ Matt Frymier
Name:	Matt Frymier
Title:	Chief Financial Officer

EXHIBIT A

SCHEDULE 1

PARTICULARS OF ADVANCES, REPAYMENTS AND PREPAYMENTS